Pacific Select Fund NSAR 12-31-06

EXHIBIT 77Q1(e) COPIES OF ANY NEW OR AMENDED REGISTRANT
INVESTMENT ADVISORY CONTRACTS

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The following documents are included in Registrant's Form Type N1A/A,
Accession No. 0000892569-07-000026 filed on January 19, 2007, and incorporated by reference herein:


Schedule A to Advisory Agreement - International Small-Cap and Diversified Bond


Portfolio Management Agreement - J.P. Morgan Investment Management Inc.

Goldman Sachs Asset Management, L.P. - Amendment No. 1 to Portfolio Management Agreement

Goldman Sachs Asset Management, L.P. - Amendment No. 2 to Portfolio Management Agreement

BlackRock Investment Management, LLC - Portfolio Management Agreement

BlackRock Investment Management, LLC - Amendment to Fee Schedule

Janus Capital Management LLC - Amendment to Portfolio Management Agreement

MFS Investment Management - Amendment to Portfolio Management Agreement

Van Kampen - Amendment to Portfolio Management Agreement

Salomon Brothers Asset Management Inc - Notice of and Consent to Transfer Portfolio Management Agreement -

Fred Alger Management, Inc. - Form of Portfolio Management Agreement

Highland Capital Management L.P. - Form of Portfolio Management Agreement

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